Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220427

Prospectus Supplement No. 2

(to Prospectus dated April 7, 2018)

15,000,000 SHARES

INVESCO CURRENCYSHARES® SINGAPORE DOLLAR TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated April 7, 2018 (the “Prospectus”) and Prospectus Supplement No. 1 dated May 4, 2018 (“Prospectus Supplement No. 1”), and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 1.

As of June 4, 2018, the CurrencyShares® Singapore Dollar Trust changed its name to “Invesco CurrencyShares® Singapore Dollar Trust.” Consequently, all references to “CurrencyShares® Singapore Dollar Trust” in the Prospectus are amended to read “Invesco CurrencyShares® Singapore Dollar Trust.”

In connection with the name change, the Trust’s CUSIP number has changed. The Trust’s new CUSIP number is 46138Y103. All references to the former CUSIP number in the Prospectus are amended to read “46138Y103.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

The date of this Prospectus Supplement is June 4, 2018